EXHIBIT 5.1

[LETTERHEAD OF THE WALT DISNEY COMPANY]

November 23, 2011

The Board of Directors

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

The Walt Disney Company Investment Plan

Registration on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

As Managing Vice President, Counsel and Assistant Secretary of The Walt Disney Company, a Delaware corporation (the “Company”), I have participated in the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), proposed to be offered for sale in connection with The Walt Disney Company Investment Plan (the “Plan”). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In connection with this opinion, and in my capacity as an attorney admitted to practice in the District of Columbia, I have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof, the Company’s bylaws as in effect on the date hereof, the Plan and certain corporate proceedings of the Company as reflected in the minutes of meetings of the Board of Directors of the Company. In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals or certified copies of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact as I have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, I am of the opinion that, under the laws of the State of Delaware, the Shares to be issued by the Company as contemplated by the Registration Statement under the Plan have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement and the prospectus constituting a part thereof under the caption “Legal Matters.” In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 or Section 11 of the Act or the Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Roger J. Patterson
Roger J. Patterson